                                                                    EXHIBIT a(5)

                                   FORM 6 - K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            Report on Foreign Issuer

                      Pursuant to Rule 13a - 16 or 15d -16
                     of the Securities Exchange Act of 1934


                           For the Month of May, 2002


                          Gilat Satellite Networks Ltd.
                 (Translation of Registrant's Name into English


                        Gilat House, Yegia Kapayim Street
                  Daniv Park, Kiryat Arye, Petah Tikva, Israel
                    (Address of Principal Corporate Offices)


         Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

                           Form 20-F X    Form 40-F


         Indicate by check mark whether the registrant by furnishing the information contained in this form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934.

                                 Yes       No X


         If "Yes" is marked, indicate below the file number assigned to the registrant in connection with Rule 12g3-2(b): N/A

Attached hereto is Registrant's press release dated May 14, 2002, announcing results of operations for the first quarter ended March 31, 2002, Registrant's European joint venture, and contracts relating to Registrant and its subsidiaries.

This Report on Form 6-K is hereby incorporated by reference in the Registration Statements on Form F-4 of Gilat Satellite Networks Ltd. (333-71422), Form F-3 of Gilat Satellite Networks Ltd. (No. 333-12242) and (No. 333-12698) and Form S-8 of Gilat Satellite Networks Ltd. (No. 333-96630), (No. 333-08826), (No. 333-10092), (No. 333-12466) and (No. 333-12988).

                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 Gilat Satellite Networks Ltd.
                                                 (Registrant)


                                                 By: /s/ Yoav Leibovitch
                                                         Yoav Leibovitch
                                                         Chief Financial Officer

Dated: May 15, 2002

[GILAT LOGO AND LETTERHEAD]



GILAT ANNOUNCES 2002 FIRST-QUARTER RESULTS

QUARTERLY HIGHLIGHTS INCLUDED EUROPEAN JOINT VENTURE WITH SES GLOBAL AND ALCATEL SPACE, TATA TELESERVICES CONTRACT IN INDIA AND BASF, TELESAT CONTRACTS IN NORTH AMERICA

Petah Tikva, Israel, May 14, 2002 - Gilat Satellite Networks Ltd. (Nasdaq:
GILTF), a worldwide leader in satellite networking technology, today reported its results for the quarter ended March 31, 2002.

Revenues for the first quarter were US$72 million. The Company's operating loss for the first quarter was US$5.9 million and net loss was US$12.9 million or US$(0.55) per share. On a pro-forma basis, without the consolidation impact of rStar Corporation (Nasdaq: RSTR), the Company reported an operating loss of US$3.4 million. The consolidation of rStar Corporation is expected to have minimal impact on operations going forward in 2002.

Gilat Chairman and Chief Executive Officer Yoel Gat said, "Efforts to maintain solid deal flow and to cut our expenses yielded a positive effect on our operating results - enabling us to meet our operating cost reduction goal for the quarter. We expect that this effort will result in positive cash flow in the second quarter."

Gat added, "The quarter also yielded another significant Company milestone, our new partnership with SES GLOBAL and Alcatel Space - two of Europe's most highly respected companies. This partnership creates a powerful new company in Europe and is an endorsement of Gilat's technology."

The Company also announced it is creating a reserve in the amount of US$78 million related to a receivable from StarBand Communications Inc. This first-type event is a non-cash adjustment and will be reflected retroactively in results from the fourth quarter of 2001, in accordance with Financial Accounting Standard No. 5, Accounting for Contingencies. Recent developments in StarBand's relationship with one of its shareholders and commercial partners requires this accounting treatment due to the effect on StarBand's marketing efforts and cash flow. Gilat remains committed to the success of StarBand, however, it has eliminated its current balance sheet exposure.

As is required of many publicly traded companies this year, the Company is examining its goodwill in accordance with Financial Accounting Standard No. 142. The Company has not yet determined the effect, if any, on its earnings and financial position.

[GILAT LOGO AND LETTERHEAD (cont.)]



GILAT'S SPACENET SUBSIDIARY ANNOUNCES FIRST WAVE OF CONTRACTS FOR ITS NEW CONNEXSTAR(SM) BUSINESS-GRADE SATELLITE BROADBAND SERVICE

Gilat's U.S. subsidiary, Spacenet Inc., has signed the first group of contracts for its Connexstar business-grade satellite broadband service, which was introduced in January. With more than a dozen customers and three resellers announced today, Spacenet has firm commitments to deploy Connexstar at nearly 2,000 sites over the coming year - with many more expected as these customers and resellers fulfill the terms of their three-year Connexstar contracts. This very strong early adoption is a clear indication that Connexstar is well suited to the needs of small to medium-sized, multi-unit businesses and that there is a sizable demand for the service.

FIRST-QUARTER HIGHLIGHTS INCLUDED EUROPEAN BROADBAND JOINT VENTURE AND NEW CONTRACTS IN NORTH AMERICA AND INDIA

The first three months of 2002 brought a high level of activity in several different business areas for Gilat. In Europe, Gilat joined with SES GLOBAL and Alcatel Space/SkyBridge to form a new company that will provide two-way satellite broadband communications services to enterprises, consumers and small office/home office (SOHO) users. Gilat and Alcatel Space also reached an agreement in principle to form a strategic partnership that will focus on significant enhancements to and further development of the Gilat 360 broadband satellite platform.

In the United States, Gilat's Spacenet subsidiary was selected by BASF Corporation to provide a Gilat 360E broadband VSAT network at up to 3,000 sites to serve agricultural retailers and distributors nationwide. The satellite network will power a new BASF service to be called Harvest Partners Network(TM), which will bring high-speed Internet access to rural locations that until now have had limited access to broadband connectivity. Harvest Partners Network subscribers will have nearly immediate access to in-depth market, weather, news and agronomy information on the Harvest Partners Network web site. Those subscribers will also be able to use the satellite network for a wide range of retail back-office applications, such as credit authorization and inventory management.

Spacenet was also selected to provide Gilat 360E VSAT technology to power Telesat's new High Speed Internet Service in the United States and Canada.

In India, Tata Teleservices selected Gilat to provide a 1,000-site DialAw@y IP(TM) fixed rural satellite telephony network to serve communities throughout the southern Indian state of Andhra Pradesh.

[GILAT LOGO AND LETTERHEAD (cont.)]



Gilat will discuss its first-quarter 2002 results on a conference call today, beginning at 10:30 a.m. EST. The event will also be broadcast live over the Internet and can be accessed by all interested parties, using either Windows Media or Real Media software, at www.gilat.com. The Gilat web site contains a link for downloading Real Player 8 software.

ABOUT GILAT SATELLITE NETWORKS LTD.

Gilat Satellite Networks Ltd., with its global subsidiaries Spacenet Inc., Gilat Europe and Gilat Latin America, is a leading provider of telecommunications solutions based on Very Small Aperture Terminal (VSAT) satellite network technology - with nearly 400,000 VSATs shipped worldwide. The Company provides satellite-based, end-to-end enterprise networking and rural telephony solutions to customers across six continents, and markets interactive broadband data services. Gilat is a joint venture partner, with EchoStar Communications Corp., Microsoft Corp. and ING Furman Selz Investments, in StarBand Communications Inc., America's first consumer, nationwide, always-on, two-way, high-speed satellite Internet service provider. StarBand is based in McLean, Va. Skystar Advantage(R), DialAw@y IP(TM) and FaraWay(TM) are trademarks or registered trademarks of Gilat Satellite Networks Ltd. or its subsidiaries. Visit Gilat at www.gilat.com and StarBand at www.starband.com.

Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words "estimate", "project", "intend", "expect", "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties. Many factors could cause the actual results, performance or achievements of Gilat to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in general economic and business conditions, inability to maintain market acceptance to Gilat's products, inability to timely develop and introduce new technologies, products and applications, rapid changes in the market for Gilat's products, loss of market share and pressure on prices resulting from competition, introduction of competing products by other companies, inability to manage growth and expansion, loss of key OEM partners, inability to attract and retain qualified personnel, inability to protect the Company's proprietary technology and risks associated with Gilat's international operations and its location in Israel. For additional information regarding these and other risks and uncertainties associated with Gilat's business, reference is made to Gilat's reports filed from time to time with the Securities and Exchange Commission.

                                      ####

GILAT INVESTOR CONTACTS:

Tim Perrott, Vice President, Investor Relations
Gilat Satellite Networks Ltd.
(703) 848-1515; tim.perrott@spacenet.com

Magda Gagliano, RFBinder Partners
(212) 994-7549; magda.gagliano@rfbinder.com

                          GILAT SATELLITE NETWORKS LTD.
                 CONDENSED CONSOLIDATED INCOME (LOSS) STATEMENTS

                                                                          THREE MONTHS ENDED             THREE MONTHS ENDED
                                                                       -----------------------         -----------------------
US dollars in thousands                                                        March 31                       March 31
                                                                       -----------------------         -----------------------
                                                                        2002            2002            2001            2001
                                                                       -------         -------         -------         -------
                                                                      UNAUDITED       UNAUDITED       UNAUDITED      UNAUDITED
                                                                       -------         -------         -------         -------

                                                                    (rSTAR IN THE      (rSTAR       (rSTAR IN THE      (rSTAR
                                                                    EQUITY METHOD)  CONSOLIDATED)   EQUITY METHOD)  CONSOLIDATED)
                                                                       -------         -------         -------         -------
                                                                     PRO-FORMA*       US GAAP        PRO-FORMA*       US GAAP
                                                                       -------         -------         -------         -------
Revenues                                                                72,047          72,047         100,300         100,300
Cost of revenues                                                        49,992          49,992          82,886          82,967
                                                                       -------         -------         -------         -------
                                                                        22,055          22,055          17,414          17,333
                                                                       -------         -------         -------         -------
Research and development costs:
Expenses incurred                                                        7,350           7,563          12,888          13,783
Less - grants                                                            1,284           1,284           1,874           1,874
                                                                       -------         -------         -------         -------
                                                                         6,066           6,279          11,014          11,909
                                                                       -------         -------         -------         -------

Selling, general and administrative expenses                            19,380          21,698          48,452          51,795
Restructuring charges and other charges                                     --              --           9,994           9,994
                                                                       -------         -------         -------         -------
OPERATING INCOME (LOSS)                                                 (3,391)         (5,922)        (52,046)        (56,365)
                                                                       -------         -------         -------         -------
Financial income (expenses) - net                                       (4,778)         (4,868)         (2,605)         (3,313)
                                                                       -------         -------         -------         -------
INCOME (LOSS) BEFORE TAXES ON INCOME                                    (8,169)        (10,790)        (54,651)        (59,678)
                                                                       -------         -------         -------         -------
Taxes on income (expenses)                                                (367)           (367)             --              --
                                                                       -------         -------         -------         -------
INCOME (LOSS) AFTER TAXES ON INCOME                                     (8,536)        (11,157)        (54,651)        (59,678)
                                                                       -------         -------         -------         -------
Share in losses of associated companies                                 (4,375)         (2,742)         (3,982)           (293)
Minority Share in losses of a subsidiary                                    --             988              --           1,338
                                                                       -------         -------         -------         -------
NET INCOME (LOSS)                                                      (12,911)        (12,911)        (58,633)        (58,633)
                                                                       -------         -------         -------         -------

EARNINGS PER SHARE (IN US DOLLARS)                BASIC                  (0.55)          (0.55)          (2.51)          (2.51)
                                                                         =====           =====           =====           =====
                                                  Fully Diluted          (0.55)          (0.55)          (2.51)          (2.51)
                                                                         =====           =====           =====           =====

Weighted average number of shares
    used in computation of earnings
    per share (in thousands)                      Basic                 23,389          23,389          23,355          23,355
                                                                        ======          ======          ======          ======
                                                  Fully Diluted         23,389          23,389          23,355          23,355
                                                                        ======          ======          ======          ======

* Pro-forma to reflect the accounting for the investment in rStar as if it was in the equity method.

                          GILAT SATELLITE NETWORKS LTD.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

US DOLLARS IN THOUSANDS                               MARCH 31    DECEMBER 31
                                                        2002         2001
                                                       -------      -------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents*                              81,978       97,325
Short-term bank deposits and current maturities of
            long-term bank deposits                      3,433       12,900
Restricted cash                                          6,257        3,520
Accounts receivable:
            Trade                                      102,252      105,299
            Other                                       76,372       65,851
Inventories                                            115,632      123,372
                                                       -------      -------
TOTAL CURRENT ASSETS                                   385,924      408,267
                                                       -------      -------
INVESTMENTS AND NON-CURRENT RECEIVABLES:

Restricted cash                                         10,221        9,521
Severance pay fund                                       5,374        5,784
Investments in companies
            and non-current receivables                 96,616       95,891
                                                       -------      -------
                                                       112,211      111,196
                                                       -------      -------
PROPERTY, PLANT AND EQUIPMENT:
Cost                                                   348,621      346,826
Less - accumulated depreciation & amortization         112,626       99,627
                                                       -------      -------
                                                       235,995      247,199
                                                       -------      -------
OTHER ASSETS AND DEFERRED CHARGES - NET                 91,941       91,961
                                                       -------      -------
                                                       826,071      858,623
                                                       =======      =======

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Short-term bank credit                                   4,705        4,664
Current maturities of long term loans                   44,106       25,224
Accounts payable and accruals:
            Trade                                       42,619       46,927
            Accrued expenses                            42,935       51,737
            Other                                       28,392       30,142
                                                       -------      -------
TOTAL CURRENT LIABILITIES                              162,757      158,694
Convertible subordinated notes                         350,000      350,000
Accrued severance pay                                    8,343        8,831
Long term loans - net of current maturities            117,639      136,073
Other long-term liabilities                             16,355       17,066
                                                       -------      -------
TOTAL LIABILITIES                                      655,094      670,664
                                                       -------      -------
MINORITY INTEREST                                        9,698       10,639
                                                       -------      -------
SHAREHOLDERS' EQUITY:
Share capital and additional paid in capital           617,555      617,443
Currency translation adjustment                         (8,952)      (5,710)
Accumulated deficit                                   (447,324)    (434,413)
                                                       -------      -------
                                                       161,279      177,320
                                                       -------      -------
                                                       826,071      858,623
                                                       =======      =======

* Including rStar's cash and cash equivalents of $28.6 million and $31.0 million as of March 31, 2002 and December 31, 2001, respectively.